Exhibit 99.2

Third Quarter 2003 Financial Review Comerica Incorporated October 15, 2003

Safe Harbor Statement This presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "intend", "estimate", "project", "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of the Company's revenues, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit quality trends and global stability. Such statements reflect the view of Comerica's management, as of the date of this Presentation, with respect to future events and are subject to risks and uncertainties, such as changes in Comerica's plans, objectives, expectations and intentions and do not purport to speak as of any other date. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed in this Presentation. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery, including the risk of deflation and interest rate margin compression, changes in the accounting treatment of any particular item, the impact of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, the entry of new competitors in Comerica's markets, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made in this Presentation. Comerica does not undertake to update forward-looking statements to reflect circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the third quarter 2003 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Income Statement Loan Growth Credit Quality Deposit Growth Capital Management Trends Questions & Answers

Highlights

Net Interest Income & Margin Net Interest Income decreased $28 MM (6%) from 2Q03 to $465 MM Net Interest Margin decreased 28 basis points from 2Q03 to 3.70%: swap maturities and accrual impacts (11 bps) increase in short-term liquidity (9 bps) lower value from non interest bearing funds (4 bps) residual effects of portfolio restructuring (3 bps) 3Q02 4Q02 1Q03 2Q03 3Q03 0.0446 0.0441 0.043 0.0398 0.037

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Credit Quality Non-Accrual Loans Line of Business: Middle Market 51% Global Finance 16% Small Business 11% Large Corporate 9% Michigan & Other Businesses Western Division International Texas 0.52 0.3251 0.12 0.041 Michigan & Other States 52% Western Division 32% Texas 4% International 12% Geography based on location of loan office. Western Division includes: CA, AZ, NV, CO

Three Months Ended Dollar amounts in millions. Net change for balances <$2 MM, other than business loan charge-offs and loans sold, included in Payments / Other. Credit Quality Non-Accrual Loans

Line of Business: Middle Market 59% Global Finance 17% Large Corporate 9% Small Business 9% Michigan & Nat'l Businesses Western Division International Texas 0.4666 0.3245 0.1504 0.0584 Texas 6% International 15% Western Division 32% Michigan & Other States 47% Geography based on location of loan office. Western Division includes: CA, AZ, NV, CO Credit Quality Net Charge Offs

Credit Quality by Industry Concentration of Non-Accrual Loans: Automotive 19% Manufacturing 15% Services 11% Real Estate 10% Retail Trade 8% Concentration of Net Charge-Offs: Automotive 27% Manufacturing 22% Technology-related 20% Wholesale Trade 9% Entertainment 5%

3Q 2002 4Q 2002 1Q 2003 2Q 2003 3Q 2003 East 0.0182 0.0187 0.0188 0.0189 0.0197 Credit Quality - Reserves Allowance ($millions) $758 $791 $801 $802 $802

Deposit Growth

Capital Management Estimated capital ratios: Tier 1 common 7.94% Tier 1 8.61% Total risk-based 12.68% Common shareholder's equity: $5.1 billion 3.5 Million shares ($210 million) repurchased in 2002 - no shares have been repurchased year-to-date 2003

4Q 2003 Trends Flat loan volumes Strategic repositioning of loan portfolio largely complete Net interest margin flat Net charge offs similar to 3Q 2003

2004 Trends Low single digit loan growth, on average Lower average net interest margin Modest growth in non-interest income, excluding securities gains Credit quality improvement tied to business recovery

Questions & Answers Ralph Babb, Chairman, President & CEO Beth Acton, EVP & Chief Financial Officer Dale Greene, EVP & Chief Credit Officer & Helen Arsenault, Director of Investor Relations